Exhibit 5.1

June 13, 2013

Alvarion Ltd.
15 HaMelacha Street
Rosh Haayin  4809136, Israel

                Re:  Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as Israeli counsel to Alvarion Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the registration statement on Form F-3 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) covering the resale by the selling shareholder named in the Registration Statement of (i) up to 658,987 ordinary shares of the Company, par value New Israeli Shekel 0.1 per share (“Ordinary Shares”), consisting of 506,913 Ordinary Shares currently held by the selling shareholder (the “Initial Shares”) and 152,074 Ordinary Shares issuable upon exercise of warrants (the “Warrants”) (which Warrants have not yet been issued as of the date hereof) (the “Warrant Shares”), as well as (ii) additional Ordinary Shares (which have not been issued as of the date hereof) having an aggregate market value of $500,000 (the “Make-Whole Shares”), in each case, that are issuable pursuant to a securities purchase agreement, dated as of May 29, 2013, by and between the Company and YA Global Master SPV Ltd. (the “Securities Purchase Agreement”) (all Ordinary Shares referred to in this paragraph, consisting of the Initial Shares, the Warrant Shares and the Make-Whole Shares, the “Shares”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Securities Purchase Agreement, the form of Warrants, the Registration Statement, the Company’s Memorandum of Association and Articles of Association, as amended and restated, and such other agreements, certificates, resolutions, minutes and other statements of corporate officers and other representatives of the Company and others and other documents provided to us by the Company as we have deemed necessary or appropriate as a basis for this opinion.

In rendering an opinion on the matters hereinafter set forth, we have assumed the authenticity of all original documents submitted to us as certified, conformed or photographic copies thereof, the genuineness of all signatures and the due authenticity of all persons executing such documents.  We have assumed the same to have been properly given and to be accurate.  We have also assumed the truth of all facts communicated to us by the Company and that all consents, minutes and protocols of meetings of the Company’s board of directors that have been provided to us are true and accurate and have been properly prepared in accordance with the Company’s Memorandum of Association and Articles of Association, as amended and restated, and all applicable laws.  In addition, we have assumed that the Company will receive the full consideration for the Shares, including, in the case of the Warrant Shares, the exercise price for exercise of the Warrants.

 Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and reserved for issuance and, in the case of the Warrant Shares and Make-Whole Shares, when issued and, in the case of the Warrant Shares, when paid for, have been or will be (as applicable) legally issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction.  This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement.  In giving this opinion and such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K promulgated under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours, /s/ Meitar Liquornik Geva Leshem Tal Meitar Liquornik Geva Leshem Tal